Exhibit 99.1

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
SELECTED UNAUDITED QUARTERLY CONSOLIDATED CONDENSED FINANCIAL DATA

During the preparation and review of our 2007 income tax provision, we discovered that we had not properly reconciled our tax liabilities related to the differences between the net book basis and the net tax basis of our depreciable property, plant and equipment. As a result of completing the necessary reconciliations for each year since 2002, we identified errors that impacted our previously filed financial statements for the fiscal years 2003 through 2006 and our previously filed interim financial statements for those years related to our tax liabilities and our income tax provisions.

During the fourth quarter of 2007, we determined the cumulative impact of known differences in our accounting for our equity method investment in Suoftec and our summary financial information presented for Suoftec, which we considered to be immaterial to any individual reporting period, required restatement.  The errors relate to the quantification and recording of the adjustments to report the Suoftec earnings on the basis of U.S. GAAP versus on the Hungarian accounting rules followed by Suoftec.  These differences principally relate to overhead cost capitalization into inventory and deferred income taxes on property, plant and equipment.

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154), we have restated, to the earliest period practical, our previously filed financial statements. See Item 6 – Selected Financial Data in Part I of this Annual Report on Form 10-K, for the effect of the restatements on fiscal years 2003 and 2004 and Note 2 – Restatement of Consolidated Financial Statements in Notes to Consolidated Financial Statements in Item 8 – Financial Statements and Supplementary Data of this Annual Report on Form 10-K, for the effect of the restatements on fiscal years 2005 and 2006.

The following table details the net income effect of these corrections for fiscal quarters in 2007 and 2006:

	Net
	Income (Loss)	Income Tax	Equity	Net
	as Previously	(Provision)	Earnings of	Income (Loss)
Fiscal Quarter	Reported	Benefit	Joint Ventures	as Restated
(Thousands of dollars)

First quarter	$1,110	$(312)	$-	$798
Second quarter	2,107	(312)	-	1,795
Third quarter	(7,711)	(312)	-	(8,023)
Fourth quarter	$(4,827)	(313)	28	(5,112)

Fiscal Year 2006	$(9,321)	$(1,249)	$28	$(10,542)

First quarter	$1,854	$197	$-	$2,051
Second quarter	3,035	197	-	3,232
Third quarter	(644)	(95)	-	(739)

Nine months ended September 30, 2007	$4,245	$299	$-	$4,544

The reconciliations from previously filed interim financial statements to the restated interim financial information included in Note 18 – Quarterly Financial Data in Notes to Consolidated Financial Statements in Item 8 – Financial Statements and Supplementary Data for the quarters and year-to-date periods ended December 31, 2006, September 30, 2007 and 2006, June 30, 2007 and 2006 and March 31, 2007 and 2006, and the related Management’s Discussion and Analysis, for the interim periods in fiscal 2007 and 2006, are included in this Exhibit 99.1 to our Annual Report on Form 10-K.  There was no impact to our 2007 or 2006 interim Net Cash provided by Operating Activities due to the correction of the above errors.  We have not amended and do not intend to amend any of our previously filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for the periods affected by these restatements.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2007
	As reported	Adjustments	As restated

NET SALES	$227,557	$-	$227,557
Cost of sales	222,281	-	222,281

GROSS PROFIT	5,276	-	5,276

Selling, general and administrative expenses	7,777	-	7,777
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	(2,501)	-	(2,501)

Interest income, net	820	-	820
Other income (expense), net	581	-	581

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	(1,100)	-	(1,100)

Income tax (provision) benefit	(731)	(95)	(826)
Equity in earnings of joint ventures	1,187	-	1,187

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(644)	(95)	(739)

Income (loss) from discontinued operations, net of taxes	-	-	-

NET INCOME (LOSS)	$(644)	$(95)	$(739)

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$(0.02)	$(0.01)	$(0.03)
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$(0.02)	$(0.01)	$(0.03)

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$(0.02)	$(0.01)	$(0.03)
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$(0.02)	$(0.01)	$(0.03)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2007
	As reported	Adjustments	As restated

NET SALES	$727,649	$-	$727,649
Cost of sales	706,650	-	706,650

GROSS PROFIT	20,999	-	20,999

Selling, general and administrative expenses	23,729	-	23,729
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	(2,730)	-	(2,730)

Interest income, net	2,708	-	2,708
Other income (expense), net	2,469	-	2,469

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	2,447	-	2,447

Income tax (provision) benefit	(938)	299	(639)
Equity in earnings of joint ventures	2,736	-	2,736

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	4,245	299	4,544

Income (loss) from discontinued operations, net of taxes	-	-	-

NET INCOME (LOSS)	$4,245	$299	$4,544

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$0.16	$0.01	$0.17
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.16	$0.01	$0.17

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$0.16	$0.01	$0.17
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.16	$0.01	$0.17

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2007
	As reported	Adjustments	As restated

NET SALES	$255,217	$-	$255,217
Cost of sales	241,639	-	241,639

GROSS PROFIT	13,578	-	13,578

Selling, general and administrative expenses	9,037	-	9,037
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	4,541	-	4,541

Interest income, net	1,066	-	1,066
Other income (expense), net	(486)	-	(486)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	5,121	-	5,121

Income tax (provision) benefit	(2,817)	197	(2,620)
Equity in earnings of joint ventures	731	-	731

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	3,035	197	3,232

Income (loss) from discontinued operations, net of taxes	-	-	-

NET INCOME (LOSS)	$3,035	$197	$3,232

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$0.11	$0.01	$0.12
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.11	$0.01	$0.12

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$0.11	$0.01	$0.12
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.11	$0.01	$0.12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Six Months Ended June 30, 2007
	As reported	Adjustments	As restated

NET SALES	$500,092	$-	$500,092
Cost of sales	484,369	-	484,369

GROSS PROFIT	15,723	-	15,723

Selling, general and administrative expenses	15,952	-	15,952
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	(229)	-	(229)

Interest income, net	1,888	-	1,888
Other income (expense), net	1,888	-	1,888

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	3,547	-	3,547

Income tax (provision) benefit	(207)	394	187
Equity in earnings of joint ventures	1,549	-	1,549

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	4,889	394	5,283

Income (loss) from discontinued operations, net of taxes	-	-	-

NET INCOME (LOSS)	$4,889	$394	$5,283

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$0.18	$0.02	$0.20
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.18	$0.02	$0.20

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$0.18	$0.02	$0.20
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.18	$0.02	$0.20

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2007
	As reported	Adjustments	As restated

NET SALES	$244,875	$-	$244,875
Cost of sales	242,730	-	242,730

GROSS PROFIT	2,145	-	2,145

Selling, general and administrative expenses	6,915	-	6,915
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	(4,770)	-	(4,770)

Interest income, net	822	-	822
Other income (expense), net	2,374	-	2,374

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	(1,574)	-	(1,574)

Income tax (provision) benefit	2,610	197	2,807
Equity in earnings of joint ventures	818	-	818

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,854	197	2,051

Income (loss) from discontinued operations, net of taxes	-	-	-

NET INCOME (LOSS)	$1,854	$197	$2,051

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$0.07	$0.01	$0.08
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.07	$0.01	$0.08

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$0.07	$0.01	$0.08
Income (loss) from discontinued operations, net of taxes	-	-	-
Net income (loss)	$0.07	$0.01	$0.08

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2006
	As reported	Adjustments	As restated

NET SALES	$212,169	$-	$212,169
Cost of sales	213,117	-	213,117

GROSS LOSS	(948)	-	(948)

Selling, general and administrative expenses	6,818	-	6,818
Impairments of long-lived assets	117	-	117

INCOME (LOSS) FROM OPERATIONS	(7,883)	-	(7,883)

Interest income, net	1,413	-	1,413
Other income (expense), net	246	-	246

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	(6,224)	-	(6,224)

Income tax (provision) benefit	(448)	(313)	(761)
Equity in earnings of joint ventures	2,226	28	2,254

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,446)	(285)	(4,731)

Income (loss) from discontinued operations, net of taxes	(381)	-	(381)

NET INCOME (LOSS)	$(4,827)	$(285)	$(5,112)

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$(0.17)	$(0.01)	$(0.18)
Income (loss) from discontinued operations, net of taxes	(0.01)	-	(0.01)
Net income (loss)	$(0.18)	$(0.01)	$(0.19)

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$(0.17)	$(0.01)	$(0.18)
Income (loss) from discontinued operations, net of taxes	(0.01)	-	(0.01)
Net income (loss)	$(0.18)	$(0.01)	$(0.19)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2006
	As reported	Adjustments	As restated

NET SALES	$174,288	$-	$174,288
Cost of sales	177,999	-	177,999

GROSS LOSS	(3,711)	-	(3,711)

Selling, general and administrative expenses	6,011	-	6,011
Impairments of long-lived assets	4,353	-	4,353

INCOME (LOSS) FROM OPERATIONS	(14,075)	-	(14,075)

Interest income, net	1,356	-	1,356
Other income (expense), net	277	-	277

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	(12,442)	-	(12,442)

Income tax (provision) benefit	2,519	(312)	2,207
Equity in earnings of joint ventures	1,127	-	1,127

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(8,796)	(312)	(9,108)

Income (loss) from discontinued operations, net of taxes	1,085	-	1,085

NET INCOME (LOSS)	$(7,711)	$(312)	$(8,023)

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$(0.33)	$(0.01)	$(0.34)
Income (loss) from discontinued operations, net of taxes	0.04	-	0.04
Net income (loss)	$(0.29)	$(0.01)	$(0.30)

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$(0.33)	$(0.01)	$(0.34)
Income (loss) from discontinued operations, net of taxes	0.04	-	0.04
Net income (loss)	$(0.29)	$(0.01)	$(0.30)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2006
	As reported	Adjustments	As restated

NET SALES	$577,693	$-	$577,693
Cost of sales	568,005	-	568,005

GROSS PROFIT	9,688	-	9,688

Selling, general and administrative expenses	18,861	-	18,861
Impairments of long-lived assets	4,353	-	4,353

INCOME (LOSS) FROM OPERATIONS	(13,526)	-	(13,526)

Interest income, net	4,176	-	4,176
Other income (expense), net	(514)	-	(514)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	(9,864)	-	(9,864)

Income tax (provision) benefit	1,982	(936)	1,046
Equity in earnings of joint ventures	2,750	-	2,750

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,132)	(936)	(6,068)

Income (loss) from discontinued operations, net of taxes	638	-	638

NET INCOME (LOSS)	$(4,494)	$(936)	$(5,430)

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$(0.19)	$(0.03)	$(0.22)
Income (loss) from discontinued operations, net of taxes	0.02	-	0.02
Net income (loss)	$(0.17)	$(0.03)	$(0.20)

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$(0.19)	$(0.03)	$(0.22)
Income (loss) from discontinued operations, net of taxes	0.02	-	0.02
Net income (loss)	$(0.17)	$(0.03)	$(0.20)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2006
	As reported	Adjustments	As restated

NET SALES	$219,880	$-	$219,880
Cost of sales	210,704	-	210,704

GROSS PROFIT	9,176	-	9,176

Selling, general and administrative expenses	7,455	-	7,455
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	1,721	-	1,721

Interest income, net	1,332	-	1,332
Other income (expense), net	(799)	-	(799)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	2,254	-	2,254

Income tax (provision) benefit	(1,155)	(312)	(1,467)
Equity in earnings of joint ventures	1,129	-	1,129

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	2,228	(312)	1,916

Income (loss) from discontinued operations, net of taxes	(121)	-	(121)

NET INCOME (LOSS)	$2,107	$(312)	$1,795

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$0.08	$(0.01)	$0.07
Income (loss) from discontinued operations, net of taxes	(0.01)	-	(0.01)
Net income (loss)	$0.07	$(0.01)	$0.06

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$0.08	$(0.01)	$0.07
Income (loss) from discontinued operations, net of taxes	(0.01)	-	(0.01)
Net income (loss)	$0.07	$(0.01)	$0.06

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Six Months Ended June 30, 2006
	As reported	Adjustments	As restated

NET SALES	$403,405	$-	$403,405
Cost of sales	390,006	-	390,006

GROSS PROFIT	13,399	-	13,399

Selling, general and administrative expenses	12,850	-	12,850
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	549	-	549

Interest income, net	2,820	-	2,820
Other income (expense), net	(790)	-	(790)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	2,579	-	2,579

Income tax (provision) benefit	(537)	(624)	(1,161)
Equity in earnings of joint ventures	1,622	-	1,622

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	3,664	(624)	3,040

Income (loss) from discontinued operations, net of taxes	(447)	-	(447)

NET INCOME (LOSS)	$3,217	$(624)	$2,593

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$0.14	$(0.02)	$0.12
Income (loss) from discontinued operations, net of taxes	(0.02)	-	(0.02)
Net income (loss)	$0.12	$(0.02)	$0.10

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$0.14	$(0.02)	$0.12
Income (loss) from discontinued operations, net of taxes	(0.02)	-	(0.02)
Net income (loss)	$0.12	$(0.02)	$0.10

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Thousands of dollars, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2006
	As reported	Adjustments	As restated

NET SALES	$183,525	$-	$183,525
Cost of sales	179,302	-	179,302

GROSS PROFIT	4,223	-	4,223

Selling, general and administrative expenses	5,395	-	5,395
Impairments of long-lived assets	-	-	-

INCOME (LOSS) FROM OPERATIONS	(1,172)	-	(1,172)

Interest income, net	1,488	-	1,488
Other income (expense), net	9	-	9

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY EARNINGS	325	-	325

Income tax (provision) benefit	618	(312)	306
Equity in earnings of joint ventures	493	-	493

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,436	(312)	1,124

Income (loss) from discontinued operations, net of taxes	(326)	-	(326)

NET INCOME (LOSS)	$1,110	$(312)	$798

EARNINGS (LOSS) PER SHARE - BASIC:

Net income (loss) from continuing operations	$0.05	$(0.01)	$0.04
Income (loss) from discontinued operations, net of taxes	(0.01)	-	(0.01)
Net income (loss)	$0.04	$(0.01)	$0.03

EARNINGS (LOSS) PER SHARE - DILUTED:

Net income (loss) from continuing operations	$0.05	$(0.01)	$0.04
Income (loss) from discontinued operations, net of taxes	(0.01)	-	(0.01)
Net income (loss)	$0.04	$(0.01)	$0.03

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(Thousands of dollars, except per share amounts)
(Unaudited)

September 30, 2007	As reported	Adjustments	As restated

ASSETS
Current assets:
Cash and cash equivalents	$68,716	$-	$68,716
Short-term investments	-	-	-
Accounts receivable, net	169,374	-	169,374
Inventories, net	111,782	-	111,782
Income taxes receivable	13,668	1,027	14,695
Deferred income taxes	6,855	-	6,855
Other current assets	5,719	-	5,719
Total current assets	376,114	1,027	377,141

Property, plant and equipment, net	309,316	-	309,316
Investments	47,009	528	47,537
Non-current deferred tax asset, net	10,409	1,706	12,115
Other assets	7,853	-	7,853

Total assets	$750,701	$3,261	$753,962

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$79,724	$-	$79,724
Accrued expenses	49,070	-	49,070
Total current liabilities	128,794	-	128,794

Non-current tax liabilities	60,920	-	60,920
Executive retirement liabilities	21,883	-	21,883
Commitments and contingent liabilities	-	-	-
Shareholders' equity:
Preferred stock, $25.00 par value
Authorized - 1,000,000 shares
Issued - none	-	-	-
Common stock, $0.50 par value
Authorized - 100,000,000 shares
Issued and outstanding - 26,628,940 shares	13,314	-	13,314
Additional paid-in capital	38,012	-	38,012
Accumulated other comprehensive loss	(35,798)	4	(35,794)
Retained earnings	523,576	3,257	526,833
Total shareholders' equity	539,104	3,261	542,365

Total liabilities and shareholders' equity	$750,701	$3,261	$753,962

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(Thousands of dollars, except per share amounts)
(Unaudited)

June 30, 2007	As reported	Adjustments	As restated

ASSETS
Current assets:
Cash and cash equivalents	$84,183	$-	$84,183
Short-term investments	-	-	-
Accounts receivable, net	164,507	-	164,507
Inventories, net	117,551	-	117,551
Income taxes receivable	8,387	1,027	9,414
Deferred income taxes	6,536	-	6,536
Other current assets	3,880	-	3,880
Total current assets	385,044	1,027	386,071

Property, plant and equipment, net	320,058	-	320,058
Investments	43,974	502	44,476
Non-current deferred tax asset, net	11,894	1,801	13,695
Other assets	8,028	-	8,028

Total assets	$768,998	$3,330	$772,328

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$97,081	$-	$97,081
Accrued expenses	45,028	-	45,028
Total current liabilities	142,109	-	142,109

Non-current tax liabilities	60,387	-	60,387
Executive retirement liabilities	21,993	-	21,993
Commitments and contingent liabilities	-	-	-
Shareholders' equity:
Preferred stock, $25.00 par value
Authorized - 1,000,000 shares
Issued - none	-	-	-
Common stock, $0.50 par value
Authorized - 100,000,000 shares
Issued and outstanding - 26,612,191 shares	13,306	-	13,306
Additional paid-in capital	37,159	-	37,159
Accumulated other comprehensive loss	(36,371)	(22)	(36,393)
Retained earnings	530,415	3,352	533,767
Total shareholders' equity	544,509	3,330	547,839

Total liabilities and shareholders' equity	$768,998	$3,330	$772,328

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(Thousands of dollars, except per share amounts)
(Unaudited)

March 31, 2007	As reported	Adjustments	As restated

ASSETS
Current assets:
Cash and cash equivalents	$58,629	$-	$58,629
Short-term investments	-	-	-
Accounts receivable, net	170,912	-	170,912
Inventories, net	116,123	-	116,123
Income taxes receivable	7,386	1,027	8,413
Deferred income taxes	6,723	-	6,723
Other current assets	9,152	-	9,152
Total current assets	368,925	1,027	369,952

Property, plant and equipment, net	312,456	-	312,456
Investments	42,826	497	43,323
Non-current deferred tax asset, net	11,746	1,604	13,350
Other assets	8,807	-	8,807

Total assets	$744,760	$3,128	$747,888

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,133	$-	$82,133
Accrued expenses	44,307	-	44,307
Total current liabilities	126,440	-	126,440

Non-current tax liabilities	56,942	-	56,942
Executive retirement liabilities	21,817	-	21,817
Commitments and contingent liabilities	-	-	-
Shareholders' equity:
Preferred stock, $25.00 par value
Authorized - 1,000,000 shares
Issued - none	-	-	-
Common stock, $0.50 par value
Authorized - 100,000,000 shares
Issued and outstanding - 26,610,191 shares	13,305	-	13,305
Additional paid-in capital	36,018	-	36,018
Accumulated other comprehensive loss	(41,400)	(27)	(41,427)
Retained earnings	531,638	3,155	534,793
Total shareholders' equity	539,561	3,128	542,689

Total liabilities and shareholders' equity	$744,760	$3,128	$747,888

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(Thousands of dollars, except per share amounts)
(Unaudited)

September 30, 2006	As reported	Adjustments	As restated

ASSETS
Current assets:
Cash and cash equivalents	$73,343	$-	$73,343
Short-term investments	9,750	-	9,750
Accounts receivable, net	132,033	-	132,033
Inventories, net	109,675	-	109,675
Deferred income taxes	7,951	-	7,951
Other current assets	23,976	-	23,976
Total current assets	356,728	-	356,728

Property, plant and equipment, net	311,601	-	311,601
Investments	47,866	451	48,317
Other assets	8,709	-	8,709

Total assets	$724,904	$451	$725,355

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,210	$-	$69,210
Accrued expenses	44,408	-	44,408
Income taxes payable	6,665	(771)	5,894
Total current liabilities	120,283	(771)	119,512

Executive retirement liabilities	19,423	-	19,423
Non-current deferred tax liabilities	21,843	(1,976)	19,867
Commitments and contingent liabilities	-	-	-
Shareholders' equity:
Preferred stock, $25.00 par value
Authorized - 1,000,000 shares
Issued - none	-	-	-
Common stock, $0.50 par value
Authorized - 100,000,000 shares
Issued and outstanding - 26,610,191 shares	13,305	-	13,305
Additional paid-in capital	34,230	-	34,230
Accumulated other comprehensive loss	(42,150)	(45)	(42,195)
Retained earnings	557,970	3,243	561,213
Total shareholders' equity	563,355	3,198	566,553

Total liabilities and shareholders' equity	$724,904	$451	$725,355

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(Thousands of dollars, except per share amounts)
(Unaudited)

June 30, 2006	As reported	Adjustments	As restated

ASSETS
Current assets:
Cash and cash equivalents	$78,793	$-	$78,793
Short-term investments	9,750	-	9,750
Accounts receivable, net	153,915	-	153,915
Inventories, net	102,826	-	102,826
Income taxes receivable	7,322	-	7,322
Other current assets	5,957	-	5,957
Assets of operations held for sale	13,579		13,579
Total current assets	372,142	-	372,142

Property, plant and equipment, net	301,214	-	301,214
Investments	45,856	442	46,298
Non-current deferred tax asset, net	6,841	-	6,841
Other assets	7,811	-	7,811

Total assets	$733,864	$442	$734,306

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,601	$-	$69,601
Accrued expenses	41,797	-	41,797
Income taxes payable	7,589	(514)	7,075
Liabilities of operations held for sale	5,487	-	5,487
Total current liabilities	124,474	(514)	123,960

Executive retirement liabilities	19,212	-	19,212
Non-current deferred tax liabilities	22,740	(2,545)	20,195
Commitments and contingent liabilities	-	-	-
Shareholders' equity:
Preferred stock, $25.00 par value
Authorized - 1,000,000 shares
Issued - none	-	-	-
Common stock, $0.50 par value
Authorized - 100,000,000 shares
Issued and outstanding - 26,610,191 shares	13,305	-	13,305
Additional paid-in capital	33,382	-	33,382
Accumulated other comprehensive loss	(49,189)	(54)	(49,243)
Retained earnings	569,940	3,555	573,495
Total shareholders' equity	567,438	3,501	570,939

Total liabilities and shareholders' equity	$733,864	$442	$734,306

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(Thousands of dollars, except per share amounts)
(Unaudited)

March 31, 2006	As reported	Adjustments	As restated

ASSETS
Current assets:
Cash and cash equivalents	$95,083	$-	$95,083
Short-term investments	9,750	-	9,750
Accounts receivable, net	135,652	-	135,652
Inventories, net	109,245	-	109,245
Deferred income taxes	2,824	-	2,824
Other current assets	8,604	-	8,604
Assets of operations held for sale	9,901		9,901
Total current assets	371,059	-	371,059

Property, plant and equipment, net	299,016	-	299,016
Investments	51,484	421	51,905
Other assets	7,565		7,565
Non-current assets of operations held for sale	7,922	-	7,922

Total assets	$737,046	$421	$737,467

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,165	$-	$64,165
Accrued expenses	39,613	-	39,613
Income taxes payable	16,570	(257)	16,313
Liabilities of operations held for sale	11,823	-	11,823
Total current liabilities	132,171	(257)	131,914

Executive retirement liabilities	18,875	-	18,875
Non-current deferred tax liabilities	10,623	(3,114)	7,509
Commitments and contingent liabilities	-	-	-
Shareholders' equity:
Preferred stock, $25.00 par value
Authorized - 1,000,000 shares
Issued - none	-	-	-
Common stock, $0.50 par value
Authorized - 100,000,000 shares
Issued and outstanding - 26,610,191 shares	13,305	-	13,305
Additional paid-in capital	32,712	-	32,712
Accumulated other comprehensive loss	(42,725)	(75)	(42,800)
Retained earnings	572,085	3,867	575,952
Total shareholders' equity	575,377	3,792	579,169

Total liabilities and shareholders' equity	$737,046	$421	$737,467

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Management’s Discussion and Analysis for the First Three Quarters of 2007
Income Tax (Provision) Benefit
(Thousands of dollars)

For the Three Months Ended March 31:

The income tax benefit on income (loss) from continuing operations before income taxes and equity earnings for the three months ended March 31, 2007 was $2.8 million compared to $0.3 million for the same period last year.  The current period tax benefit on income (loss) from continuing operations before income taxes and equity earnings included a tax benefit of $0.6 million at the effective annual tax rate of 39.6 percent, compared to a tax provision of $0.3 million at an effective annual tax rate of 36.2 percent last year.  Discrete items totaled a tax benefit of $2.2 million for the first three months of 2007 versus a tax benefit of $0.6 million for the same period in 2006.  Discrete items for the first three months of 2007 relate to refunds from prior year amended returns of $0.6 million, changes in valuation reserves of $0.3 million and changes in our reserves for uncertain tax positions of $1.0 million, due principally to the expiration of a tax statue of limitation, while the $0.6 million discrete item in the first three months of 2006 relates to a reduction in previously estimated tax reserves, due to the expiration of a tax statute of limitation in that period.

For the Three and Six Months Ended June 30:

The income tax (provision) on income from continuing operations before income taxes and equity earnings for the three months ended June 30, 2007 was $(2.6) million compared to $(1.5) million for the same period last year.  The income tax (provision) benefit on income from continuing operations before income taxes and equity earnings for the six months ended June 30, 2007 was a benefit of $0.1 million compared to a provision of $(1.2) million for the same period last year.  The effective tax rate for the three months ended June 30, 2007 is 51.5 percent and 65.0 percent for the same period last year.  The effective tax rate is higher than the U.S. federal statutory rate of 35.0 percent primarily due to a discrete event of $0.5 million increase for the accrual of reserves for uncertain tax positions and related interest.  Other discrete items for the three months ended June 30, 2006 totaled $0.3 million.  The resulting effective tax rate for the first six months of 2007 is 5.3 percent and 45.0 percent for the same period last year.   The effective tax rate includes the net benefit of $1.7 million from discrete events, including the release of liabilities for uncertain tax positions, partially offset by accruals relating to tax return filings and valuation allowances.

For the Three and Nine Months Ended September 30:

The income tax (provision) benefit on income from continuing operations before income taxes and equity earnings for the three months ended September 30, 2007, was a provision of $(0.8) million compared to benefit of $2.0 million for the same period last year.  Discrete items during the current period, which totaled an additional provision of $(1.1) million, represented changes in liabilities for uncertain tax positions, valuation allowance reserves and other permanent items.   Discrete items during the prior period, which totaled a benefit of $2.2 million, represented, principally, changes in contingency reserves.

The income tax (provision) benefit on income from continuing operations before income taxes and equity earnings for the nine months ended September 30, 2007, was a provision of $(0.6) million compared to a benefit of $1.0 million for the same period last year. Discrete items in 2007 resulted in an additional tax benefit of $1.4 million, principally due to accrual adjustments relating to tax return filings and changes in liabilities for uncertain tax positions. The 2006 tax benefit of $1.0 million was represented primarily by the discrete items during that period, including changes in valuation allowance reserves.